UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2018

CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1857 Helm Drive, Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 14, 2018, Cord Blood America, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”), at which a quorum was present in person or represented by proxy. The following is a brief description and vote count of all proposals voted on at the Special Meeting. The proposals voted on at the Special Meeting were described in detail in the Definitive Proxy Statement filed by the Company in connection with the Special Meeting.

Proposal No. 1 – to approve and adopt the Asset Purchase Agreement by and between Cord Blood America, Inc. and California Cryobank Stem Cell Services LLC, a California limited liability company (the “Asset Purchase Agreement”). The shareholders authorized the Asset Purchase Agreement, voting as follows:

For	Against	Abstention	Broker Non-votes

666,786,405	13,025,505	142,531	519,179,952

 Proposal No. 2 – to approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to change its corporate name to “CBA, Inc.” The shareholders approved the name change amendment, subject to the consummation of the transactions contemplated by the Asset Purchase Agreement, voting as follows:

For	Against	Abstention	Broker Non-votes

1,153,171,789	43,475,354	2,487,248	N/A

Proposal No. 3 – to approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a provision to protect the Company’s net operating losses for tax purposes. This proposal was not voted on at the Special Meeting in order to permit further solicitation and voting of proxies. See Proposal No. 4 below.

Proposal No. 4 – to approve the adjournment of the special meeting to May 29, 2018 at 11:00 a.m., Eastern time, to be held at 150 E. Palmetto Park Rd., #800 (8th floor), Boca Raton, FL 33432 to permit further solicitation and voting of proxies with respect to the proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a provision to protect the Company’s net operating losses for tax purposes:

For	Against	Abstention	Broker Non-votes

1,145,078,661	53,455,873	599,859	N/A

The (i) approval and adoption of the Asset Purchase Agreement proposal, (ii) approval and adoption of the proposal to amend the Company’s Amended and Restated Articles of Incorporation to change its corporate name to “CBA, Inc.” and (iii) approval of the adjournment of the special meeting to permit further solicitation and voting of proxies with respect to the proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a provision to protect the Company’s net operating losses for tax purposes each required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.0001, that were present in person or represented by proxy at the Special Meeting.

Item 8.01.	Other Events

On May 15, 2018, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 15, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2018	CORD BLOOD AMERICA, INC.

	By:	/s/ Anthony Snow
		Name:	Anthony Snow
		Title:	Interim President and Corporate Secretary